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                                   EXHIBIT 23

                  SUNAMERICA INC. AND CONSOLIDATED SUBSIDIARIES

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 pertaining to the Amended and Restated 1978 Employee Stock Option Program (No. 2-53718) and the 1988 Employee Stock Plan (No. 33-28744) and Form S-3 pertaining to Debt Securities and Warrants to Purchase Debt Securities (No. 33-60940) of SunAmerica Inc. of our report dated November 9, 1994, appearing on page F-2 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-2 of this Form 10-K.





Price Waterhouse LLP
Los Angeles, California
November 30, 1994